SUB-ITEM 77Q1



The Amended and Restated Declaration of Trust for Massachusetts Investors Trust, dated December 16, 2004, is contained in Post-Effective Amendment No. 86 to the Registration Statement (File Nos. 2-11401 and 811-203), as filed with the Securities and Exchange Commission via EDGAR on February 25, 2005, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

An Amendment, dated March 10, 2005, to the Amended and Restated Declaration of Trust for Massachusetts Investors Trust, dated December 16, 2004, is contained in Post-Effective Amendment No. 87 to the Registration Statement (File Nos. 2-11401 and 811-203), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

An Amendment, dated April 1, 2005, to the Amended and Restated Declaration of Trust for Massachusetts Investors Trust, dated December 16, 2004, is contained in Post-Effective Amendment No. 87 to the Registration Statement (File Nos. 2-11401 and 811-203), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.